Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 7, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Versar, Inc., on Form 10-K for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Versar, Inc.’s Employee 401(k) Plan Form S-8 (File No. 333-106111).

Vienna, Virginia	/S/ Grant Thornton LLP
September 7, 2004

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